JOINT DISBURSEMENT INSTRUCTIONS
                            FOR CLOSING: July 5, 2005

      The undersigned do hereby:

      1. Acknowledge the acceptance of subscriptions from purchasers representing gross proceeds of $400,000 from the issuance of Convertible Debentures of NETFABRIC HOLDINGS, INC., a Delaware corporation (the "Company").

      2. Represent that all conditions precedent to closing of the Company's offering of the Convertible Debentures have been satisfied or waived; and direct that David Gonzalez, Esq. disburse the gross proceeds of the offering at the joint direction of the undersigned as follows:

            To be disbursed via wire transfer in immediately available U.S. funds, payable to the following parties:

      Gross Proceeds:        From Cornell Capital Partners, LP                             $400,000

      Less Fees:             To Yorkville Advisors Management, LLC
                             Commitment Fee (8% of Gross Proceeds)         ($32,000)
                             Structuring Fee                               ($20,000)
                                                                           ------------------------
                                                                                           ($52,000)

                                                                           ------------------------
      Net Proceeds:          Net Proceeds Payable to the Company                           $348,000

                      [SIGNATURE PAGE IMEDIATLEY TO FOLLOW]

NETFABRIC HOLDINGS, INC.                        CORNELL CAPITAL PARTNERS, LP

                                                By:      Yorkville Advisors, LLC
                                                Its:     General Partner


By: /s/ Jeff Robinson                          By:  /s/ Mark Angelo
    ------------------------------                  ---------------------------
Name:    Jeff Robinson                         Name:    Mark Angelo
Its: Chairman and Chief Executive Officer      Its:     Portfolio Manager